EXHIBIT 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-187421) filed by the registrant with the Securities and Exchange Commission (the "Commission") on March 21, 2013, as amended on April 3, 2013 and declared effective on April 5, 2013 (the "Registration Statement").

The expenses incurred or expected to be incurred by the registrant relating to the registration and offering (the "Offering") of up to 14,375,000 shares of common stock (including up to 1,875,000 shares issuable upon exercise of an option by the underwriters) pursuant to the Registration Statement and a related final prospectus supplement filed by the registrant with the Commission on November 15, 2013, are estimated to be as follows:

SEC registration fee *	$18,137
Printing fees and expenses	80,500
Legal fees and expenses	250,000
Accounting fees and expenses	93,000
Miscellaneous fees and expenses	58,363
Total	$500,000

* The registrant has previously paid an aggregate registration fee of $34,100 in connection with the filing of the Registration Statement. The amount listed in the table above is the portion of this previously paid registration fee that is allocable to the Offering.